                                            Exhibit 99.1
Ark Restaurants Announces Financial Results for the Third Quarter of 2022
and Declaration of Quarterly Cash Dividend

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - August 15, 2022 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the third quarter ended July 2, 2022.

Financial Results
Total revenues for the 13 weeks ended July 2, 2022 were $53,218,000 versus $42,965,000 for the 13 weeks ended July 3, 2021.
Total revenues for the 39 weeks ended July 2, 2022 were $136,789,000 versus $89,031,000 for the 39 weeks ended July 3, 2021.
The increase in revenues for the 13 weeks ended July 2, 2022 compared to the same period of last year resulted primarily from increased customer traffic in Las Vegas, targeted menu price increases and in New York and Washington, D.C. strong revenues from our event business in the current period.
The increase in revenue for the 39 weeks ended July 2, 2022 compared to the same period of last year is not a good indicator of business performance as revenues for the 39 weeks ended July 3, 2021 were negatively impacted by continually changing government mandated closures, capacity restrictions and social distancing requirements in connection with the COVID-19 pandemic.
The Company's EBITDA, excluding gains on the forgiveness of Paycheck Protection Program Loans (the "PPP Loan Forgiveness") and adjusted for other items all as set out in the table below, for the 13 weeks ended July 2, 2022 was $6,207,000 versus $5,610,000 for the 13 weeks ended July 3, 2021. Net income for the 13 weeks ended July 2, 2022 was $5,255,000 (which includes PPP Loan Forgiveness of $1,298,000), or $1.48 and $1.46 per basic and diluted share, respectively, compared to net income of $2,670,000 (which includes PPP Loan Forgiveness of $3,195,000) or $0.76 and $0.73 per basic and diluted share, respectively, for the 13 weeks ended July 3, 2021.
The Company's EBITDA, excluding the PPP Loan Forgiveness and adjusted for other items all as set out in the table below, for the 39 weeks ended July 2, 2022 was $11,634,000 versus $2,745,000 for the 39 weeks ended July 3, 2021. Net income for the 39 weeks ended July 2, 2022 was $8,519,000 (which includes PPP Loan Forgiveness of $2,420,000) or $2.40 and $2.37 per basic and diluted share, respectively, compared to net income of $6,067,000 (which includes PPP Loan Forgiveness of $7,318,000) or $1.73 and $1.68 per basic and diluted share, respectively, for the 39 weeks ended July 3, 2021.
On August 10, 2022, the Board of Directors declared a quarterly cash dividend of $0.125 per share to be paid on September 13, 2022 to shareholders of record at the close of business on August 31, 2022.
As of July 2, 2022, the Company had a cash balance of $26,602,000 and total outstanding debt of $24,966,000.

COVID-19 and Inflation
We are subject to continued risks and uncertainties as a result of the outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic. In the past, we experienced significant disruptions to our business as suggested and mandated social distancing and shelter-in-place orders led to the temporary closure of all of our restaurants. While restrictions on the type of permitted operating model and occupancy capacity may continue to change, all of our restaurants are currently operating with no dining restrictions. We cannot predict if the COVID-19 pandemic will continue to have an impact our operating results and financial position.

The country is currently experiencing multi-decade high inflation. Our profitability is dependent on, among other things, our ability to anticipate and react to changes in the cost of food and other raw materials, labor, energy and other supplies and services. While we have not had material disruptions in our supply chain, we have experienced some product shortages and higher costs for many of commodities. There has also been a general shortage in the availability of restaurant staff and hourly workers in certain geographic areas in which we operate, which has been exacerbated by continuing effects of the COVID-19 pandemic on the labor market, and has caused increases in the costs of recruiting and compensating such employees. In addition, certain operating and other costs, including health benefits, taxes, insurance, and other outside services continue to increase with the general level of inflation and may also be subject to other cost and supply fluctuations outside of our control.

About Ark Restaurants Corp.
Ark Restaurants owns and operates 17 restaurants and bars, 16 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, Nevada and the gulf coast of Alabama. Four restaurants are located in New York City, one is located in Washington, D.C., five are located in Las Vegas, Nevada, one is located in Atlantic City, New Jersey, four are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant in the Tropicana Hotel and Casino. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach, JB’s on the Beach in Deerfield Beach, Blue Moon Fish Company in Lauderdale-by-the-Sea and the operation of four fast food facilities in Tampa and six fast food facilities in Hollywood, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Condensed Statements of Operations
For the 13- and 39- week periods ended July 2, 2022 and July 3, 2021
(In Thousands, Except per share amounts)

	13 Weeks Ended July 2, 2022	13 Weeks Ended July 3, 2021	39 Weeks Ended July 2, 2022	39 Weeks Ended July 3, 2021

TOTAL REVENUES	$53,218	$42,965	$136,789	$89,031
COSTS AND EXPENSES:
Food and beverage cost of sales	14,740	12,676	39,536	26,382
Payroll expenses	16,205	12,304	43,926	29,345
Occupancy expenses	5,966	4,251	15,814	11,248
Other operating costs and expenses	5,996	4,737	15,974	11,077
General and administrative expenses	3,872	2,802	9,854	7,625
Depreciation and amortization	1,018	1,082	3,245	3,045
Total costs and expenses	47,797	37,852	128,349	88,722
OPERATING INCOME	5,421	5,113	8,440	309
OTHER (INCOME) EXPENSE:
Interest expense	291	309	838	940
Interest income	(38)	(14)	(60)	(41)
Other income	(37)	—	(384)	—
Gain on forgiveness of PPP Loans	(1,298)	(3,195)	(2,420)	(7,318)
Total other (income) expense, net	(1,082)	(2,900)	(2,026)	(6,419)
INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	6,503	8,013	10,466	6,728
Provision (benefit) for income taxes	905	4,684	1,290	(155)
CONSOLIDATED NET INCOME	5,598	3,329	9,176	6,883
Net income attributable to non-controlling interests	(343)	(659)	(657)	(816)
NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$5,255	$2,670	$8,519	$6,067

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$1.48	$0.76	$2.40	$1.73
Diluted	$1.46	$0.73	$2.37	$1.68

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,555	3,522	3,553	3,512
Diluted	3,597	3,648	3,599	3,602

EBITDA Reconciliation:
Income before provision (benefit) for income taxes	$6,503	$8,013	$10,466	$6,728
Depreciation and amortization	1,018	1,082	3,245	3,045
Interest (income) expense, net	253	295	778	899
EBITDA (a)	$7,774	$9,390	$14,489	$10,672
EBITDA, adjusted:
EBITDA (as defined) (a)	7,774	9,390	14,489	10,672
Net income attributable to non-controlling interests	(343)	(659)	(657)	(816)
Non-cash stock option expense	74	74	222	207
Gain on forgiveness of PPP Loans	$(1,298)	$(3,195)	$(2,420)	$(7,318)
EBITDA, as adjusted	$6,207	$5,610	$11,634	$2,745

(a)EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.